Exhibit 10.5

AUTODESK, INC.
EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

1.
I hereby elect to participate in the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan (the “US Plan”) or the International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc., a sub-plan of the US Plan (the “International Plan”, together the “Plan”) and subscribe to purchase shares of the Company’s Common Stock, without par value, in accordance with this Subscription Agreement and the Plan.

2.
I hereby authorize the percentage of my Compensation (from 0 to 15%) indicated by me on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions.

3.
I understand that any payroll deductions or approved contributions through other means shall be accumulated for the purchase of full shares of Common Stock, without par value, at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on each Exercise Date of the offering period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4.
I understand that my participation in the Plan is in all respects subject to its terms. Any interpretation of this Subscription Agreement shall be made in accordance with the Plan. In the event there is any contradiction between the provisions of this Subscription Agreement and the US Plan and International Plan, as applicable, the provisions of this Subscription Agreement shall prevail. All capitalized terms used in this Subscription Agreement that are not defined herein have the meanings defined in the US Plan and International Plan, as applicable. I understand that I may withdraw from the Plan and have payroll deductions or other approved contributions refunded (without interest unless otherwise required under local law) on the next payroll date following notice of withdrawal at any time during the Offering Period.

5.
I understand if I am a US taxpayer participating in an offering under the US Plan and I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares)

or within one (1) year after the date on which such shares were transferred to me, I will be treated for US federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares, and I may be required to provide income tax withholding on that amount. I hereby agree to notify the Company in writing within thirty (30) days after the date of any such disposition of my shares and I will make adequate provision for US federal, state, foreign or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be treated as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. The federal income tax treatment of ordinary income and capital gain and loss is described in the Company’s prospectus relating to the Plan.

6.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

7.
The Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California (without regard to its conflict of laws provisions) as such laws are applied to agreements between California residents entered into and to be performed entirely within California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, I hereby submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Marin County, California, or the federal courts for the US for the Northern District of California, and no other courts.

8.	The Company, at its option, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. I agree to be bound by such termination,

suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements, on my participation in the Plan, on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign and/or update any additional agreements, forms or undertakings and to provide any additional information that may be necessary to accomplish the foregoing.

9.
Notwithstanding any provision of this Subscription Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the Plan shall also be subject to the Additional Terms and Conditions for Participants Outside the US set forth in Appendix A attached hereto and any special terms and conditions for my country set forth in Appendix B attached hereto. Further, if I relocate to one of the countries included in Appendix B, I understand the special terms and conditions for such country will apply to me to the extent the Company determines the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Subscription Agreement.

10.
The provisions of the Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

11.
I acknowledge that a waiver by the Company of breach of any provision of the Subscription Agreement shall not operate or be construed as a waiver of any other provision of the Subscription Agreement, or of any subsequent breach by me or any other participant.

12.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

13.
I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan. I further agree to be bound by any policies relating to the Plan, including but not limited to the ESPP Share Transfer Blocking Policy, which provides as of the date hereof that shares acquired pursuant to the Plan may not be transferred from my E*TRADE employee stock plan account, other than to another broker or third party where the shares are to be gifted to another individual or to charity.

I UNDERSTAND THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME OR THE COMPANY.

Dated:                         Sign:

APPENDIX A
AUTODESK, INC.
INTERNATIONAL EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

ADDITIONAL TERMS AND CONDITIONS FOR PARTICIPANTS OUTSIDE THE US
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the US Plan or International Plan, as applicable and the Subscription Agreement.

1.
Terms of Plan Participation for Participants Outside the US. I understand this Appendix A contains additional terms and conditions that, together with the Plan and the Subscription Agreement, govern my participation in the Plan if I am working or resident in a country other than the United States. I further understand that my participation in the Plan will also be subject to any applicable country-specific terms and conditions set forth in Appendix B attached hereto.

2.
Conversion of Payroll Deductions. If my payroll deductions or contributions under the Plan are made in any currency other than US dollars, I understand such payroll deductions or contributions will be converted to US dollars on or prior to the Exercise Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Board or a Board Committee. I agree and acknowledge that I shall bear any and all risk associated with the exchange or fluctuation of currency associated with my participation under the Plan, including without limitation the purchase of shares of Common Stock or sale of such shares (the “Currency Exchange Risk”). I waive and release the Company from any potential claims arising out of the Currency Exchange Risk.

3.
Tax Obligations. Regardless of any action taken by the Company or, if different, my employer (the “Employer”) with respect to any or all income tax, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), I acknowledge the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount withheld by the Company or the Employer. I also acknowledge the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options under the Plan, including the grant of such options, the purchase and sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares, and (2) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or Compensation paid to me by the Company and/or the Employer (including withholding from cash from my brokerage account designated by the Company); or (2) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable maximum withholding rates.

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax-Related Items.

4.	Nature of Grant. By electing to participate in the Plan, I acknowledge, understand and agree that:

(a)
any notice period mandated under local law shall not be treated as active service for the purpose of determining my Continuous Status as an Employee; and my right to participate in the Plan and purchase any options granted to me under the Plan will cease upon termination of my Continuous Status as an Employee. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether my Continuous Status as an Employee has terminated and the effective date of such termination;

(b)	the Plan is established voluntarily by the Company;

(c)	the Plan is discretionary in nature and the Company can amend, cancel, or terminate the Plan at any time, unless otherwise provided in the Plan and this Subscription Agreement;

(d)
the grant of the options under the Plan is voluntary and occasional, and does not create any contractual or other future rights to purchase shares, or benefits in lieu of such rights, even if the rights to purchase shares have been granted in the past;

(e)	all decisions with respect to future grants of options under the Plan, if applicable, will be at the sole discretion of the Company;

(f)
the grant of options under the Plan and my participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer, or any parent, Subsidiary or Affiliate, and shall not interfere with the ability of the Company, the Employer, or any parent, Subsidiary or Affiliate to terminate my employment (if any);

(g)	I am voluntarily participating in the Plan;

(h)	the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;

(i)
the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(j)	the future value of the shares of Common Stock underlying the options granted under the Plan is unknown, indeterminable and cannot be predicted with certainty;

(k)	the shares of Common Stock that I acquire under the Plan may increase, remain the same, or decrease in value, even below the per share purchase price; and

(l)
no claim or entitlement to compensation or damages shall arise from the forfeiture of options granted to me under the Plan as a result of the termination of my status as an Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the options I agree not to institute any claim against the Company, the Employer or any of the other Subsidiaries or Affiliates of the Company.

5.	Data Privacy. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Subscription

Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and its parents, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

I understand that Data will be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or the Employer will not be affected; the only consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

6.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.

7.
Compliance with Law. I understand the exercise of an option right to receive shares of Common Stock under the Plan and the issuance, transfer, assignment, sale, or other dealings of such shares of Common Stock shall be subject to compliance by the Company and me with all applicable requirements of local law. Furthermore, I agree that I will not acquire shares of Common Stock pursuant to the Plan except in compliance with all requirements of local law.

Notwithstanding any other provision of the Plan or the Subscription Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon exercise of an option under the Plan prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the US Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. I understand that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. I also agree the Company shall have unilateral authority to amend the Plan and the Subscription Agreement without my consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

8.
Language. If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

9.
Insider Trading. By participating in the Plan, I agree to comply with the Autodesk, Inc. Insider Trading Policy. Further, I acknowledge that my country of residence also may have laws or regulations governing insider trading and that such laws or regulations may impose additional restrictions on my ability to participate in the Plan (e.g., acquiring or selling shares of Common Stock) and that I am solely responsible for complying with such laws or regulations.

10.
Foreign Asset and Account Reporting. If I reside outside the United States, I acknowledge my country of residence may have certain foreign asset and/or account reporting requirements which may affect my ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends receives or sales proceeds arising from the sale of share of Common Stock under the Plan) in a brokerage or bank account outside my country of residence. I may be required to report such accounts, assets or transactions to the tax or other authorities. I acknowledge it is my responsibility to be compliant with such regulations and I should speak with my personal advisor on this matter.

APPENDIX B
AUTODESK, INC.
INTERNATIONAL EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

COUNTRY-SPECIFIC PROVISIONS FOR PARTICIPANTS OUTSIDE THE US
Terms and Conditions
I understand this Appendix B includes additional terms and conditions that govern the options to purchase shares of Common Stock granted to me under the Plan if I work in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes), or if I move to another country after enrolling in the Plan, I acknowledge and agree the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to me.
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the US Plan or International Plan, as applicable, the Subscription Agreement or Appendix A to the Subscription Agreement.
Notifications
I understand this Appendix B also includes information regarding securities laws, exchange controls and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2016. Such laws are often complex and change frequently. As a result, I understand the Company recommends that I not rely on the information in this Appendix B as the only source of information relating to the consequences of my participation in the Plan because the information included herein may be out of date at the time that I exercise my option and purchase shares of Common Stock under the Plan or subsequently sell such shares of Common Stock.
In addition, I understand the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure me of any particular result. Accordingly, I understand I should seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.
Finally, if I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes), or if I move to another country after enrolling in the Plan, I understand that the information contained herein may not be applicable to me.

ARGENTINA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements Section 4 of Appendix A to the Subscription Agreement:
In accepting the options, I acknowledge and agree that the options granted under the Plan are made by the Company (not the Employer) in its sole discretion and that the value of the options or any shares of Common Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
Nature of the Plan. I understand the Plan is a voluntary savings plan and I acknowledge that any contributions I elect to make under the Plan are made by me on an entirely voluntary basis. I understand that I may freely withdraw from participation in the Plan in accordance with the provisions of the Plan.
Notifications
Securities Law Information. I understand neither the grant of options under the Plan nor the purchase of shares of Common Stock care publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. If I am an Argentine resident, I understand I must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with this option grant under the Plan. If I am an Argentine resident, I further understand I should consult with my personal advisor to confirm what will be required (if anything) as the exchange control rules and regulations are subject to change without notice.
AUSTRALIA
Terms and Conditions
Australia Class Order Exemption. I understand the offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under a Class Order issued by the Australian Securities and Investments Commission. I also understand my right to purchase shares of Common Stock is subject to the terms and conditions set forth in the Offer Document, attached hereto as Appendix C, the Plan, and the Subscription Agreement, including Appendix A and this Appendix B.

Exchange Control Notification. If I am an Australian resident, I understand exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on my behalf. If there is no Australian bank involved in the transfer, I will be required to file the report.
AUSTRIA
Terms and Conditions
Interest Waiver. By enrolling in the Plan and accepting the terms of the Subscription Agreement, including Appendix A, I consent to waive my right to any interest arising in relation to the payroll deductions/contributions taken from my Compensation in connection with my participation in the Plan.
Notifications
Exchange Control Information. If I hold shares of Common Stock obtained through the Plan outside Austria, I may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares of Common Stock as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the shares of Common Stock as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
In addition, when the shares of Common Stock are sold or a dividend is received, I may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
Notifications
Undertaking.  Under current Belgian tax law, if I execute an undertaking to hold the shares of Common Stock for two years from the Exercise Date, I may receive favorable tax treatment. I should consult with my personal tax advisor to determine the tax treatment and whether to execute an undertaking.

If I wish to execute an undertaking to hold the shares of Common Stock for two years from the Exercise Date, I should print, sign and return a copy of the attached undertaking form (the “Undertaking”) to the Company’s Stock Administrator <Stock.Administrator@autodesk.com>. I also should retain a copy of the Undertaking in my records and include a copy when I file my income tax return.

AUTODESK, INC.
EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

UNDERTAKING

FOR EMPLOYEES IN BELGIUM

I, the undersigned, have been offered the opportunity to participate in the Autodesk, Inc. International Employee Stock Purchase Plan, as amended and restated, of Autodesk, Inc., a sub-plan of the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan; therefore, on each Exercise Date for an Offering Period (as defined in the Plan), I have the opportunity to purchase a certain number of shares of Autodesk, Inc. Common Stock.

For Belgian tax purposes, I, the undersigned, hereby undertake to hold the shares of Common Stock purchased on each respective Exercise Date for a period of at least two years, commencing on the respective Exercise Date.

Name:    ___________________________________________________________

Address:    ___________________________________________________________

Date:    _____________________________

___________________________________________________________
Signature

BRAZIL
Terms and Conditions

Authorization for Plan Participation. I hereby authorize the percentage of my Compensation (from 0 to 15%) indicated by me on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. I further authorize the Employer to remit such accumulated payroll deductions on my behalf to the United States of America to purchase the shares of Common Stock under the terms of the Plan, as provided by Circular No. 3,280/05 of the Central Bank.

Upon request of the Company or the Employer, I agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Employer, the Company, any Subsidiary, Affiliate or any third party designated by the Employer or the Company to remit my accumulated payroll deductions from Brazil for the purchase of shares of Common Stock. I understand that if I fail to execute a letter of authorization or any other form of agreement or consent that is required to remit my payroll deductions, I will not be able to participate in the Plan.

Compliance with Law. By completing the enrollment process and accepting the Subscription Agreement, I agree to comply with applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items associated with the purchase and sale of any shares of Common Stock acquired through my participation in the Plan and the receipt of any dividends on such shares.

Labor Law Acknowledgement: By participating in the Plan, I agree that (i) I am making an investment decision, (ii) shares of Common Stock will be purchased on my behalf only if I remain employed by the Company or a Subsidiary or Affiliate designated by the Board or Board Committee as participating in the Plan on the applicable Exercise Date, and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the Offering Period without compensation to me.

Notifications

Tax on Financial Transaction. I understand the transfer of my accumulated payroll deductions to the United States of America and the conversion of such amounts from BRL to USD will be subject to the Tax on Financial Transactions, and I agree that the Employer may deduct such tax from my contributions as required by applicable law. I also understand that if I repatriate amounts from the sale of shares of Common Stock or any dividends paid on shares into Brazil, I also may be subject to a Tax on Financial Transactions when funds are converted from USD to BRL.

CANADA
Terms and Conditions
Labor Law Acknowledgement. The following provision replaces Section 4(k) of Appendix A to the Subscription Agreement:
For purposes of the Agreement, in the event I cease to be an Employee of the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that is the earlier of: (a) the date I receive notice of termination of employment from the Company or Employer, or (b) the date I am no longer actively providing services as an Employee of Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when I am no longer actively providing services (including whether I may still be considered actively providing services while on a leave of absence).
The following terms and conditions will apply if you are a resident of Quebec:
Data Privacy. The following provision supplements Section 5 of Appendix A to the Subscription Agreement:
I hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. I further authorize the Company, any parent, Subsidiary or Affiliate and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. I further authorize the Company and any parent, Subsidiary or Affiliate to record such information and to keep such information in my employee file.
Notifications
Securities Law Information. I understand I am permitted to sell shares of Common Stock purchased under the Plan through the designated broker appointed under the Company provided the resale of shares of Common Stock purchased under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the NASDAQ Global Select Market.
CHINA
The following terms and conditions apply if you are subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion.

Terms and Conditions

Mandatory Sale Restriction. To facilitate compliance with exchange control laws in China, I agree to the sale of any shares of Common Stock to be issued to me upon purchase. The sale will occur (i) immediately upon purchase, (ii) following my termination of employment, or (iii) within any other time frame as the Company determines to be necessary or advisable. I further agree the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on my behalf pursuant to this authorization) and I expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. I acknowledge the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of shares of Common Stock, I understand that the proceeds from the sale of shares of Common Stock will need to be repatriated to China pursuant to the paragraph below, and I agree to comply with all requirements the Company may impose to facilitate compliance with exchange control requirements in the China prior to my receipt of the cash proceeds. I acknowledge I am not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Subscription Agreement.
Exchange Control Requirements. I understand and agree that, pursuant to local exchange control requirements, I will be required to immediately repatriate the cash proceeds from the sale of shares of Common Stock and any cash dividends paid on such shares of Common Stock to China. I further understand that, under local law, such repatriation of my cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or any other parent, Subsidiary, or Affiliate, and I hereby consent and agree that any proceeds from the sale of shares of Common Stock or any cash dividends paid on such shares of Common Stock may be transferred to such special account prior to being delivered to me.
The proceeds may be paid to me in US dollars or local currency at the Company’s discretion. In the event the proceeds are paid to me in US dollars, I understand that I will be required to set up a US dollar bank account in China and provide the bank account details to my Employer and/or the Company so that the proceeds may be deposited into this account. If the proceeds are paid to me in local currency, the Company is under no obligation to secure any particular exchange conversion rate and/or conversion date and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. I agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are received and the time the proceeds are distributed through any such special exchange account. I further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements Section 4 of Appendix A to the Subscription Agreement:
I acknowledge that pursuant to Article 128 of the Colombian Labor Code, the value of the options or any shares of Common Stock acquired under the Plan do not constitute a component of my

“salary” for any legal purpose. To this extent, the value of the options or any shares of Common Stock acquired under the Plan will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Exchange Control Information.  Investments in assets located outside Colombia (including the shares of Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, when shares of Common Stock (or other investments) held abroad are sold, I may either choose to keep the resulting sums abroad, or to repatriate them to Colombia. If I chooses to repatriate funds to Colombia and have not registered the investment with Banco de la República, I will need to file with Banco de la República Form No. 5 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If I have registered the investment with Banco de la República, then I will need to file with Banco de la República Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. I understand I should obtain proper legal advice to ensure compliance with applicable Colombian regulations.
Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Vacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
CZECH REPUBLIC
Terms and Conditions
Authorization for Plan Participation. I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. Upon request of the Company or the Employer, I agree to execute a payroll deduction consent form or any other agreements or consents that may be required by the Employer or the Company in connection with this authorization, either now or in the future. I understand I will not be able to participate in the Plan if I fail to execute any such consent or agreement.
Notifications
Exchange Control Information.  Proceeds from the sale of shares of Common Stock and any dividends paid on such shares of Common Stock may be held in a cash account abroad. I am no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless I am notified by the CNB that such reporting is required. Upon request of the CNB, I may need to file a notification within fifteen (15) days of the end of the calendar quarter in which I purchase shares of Common Stock.

DENMARK
Terms and Conditions
Danish Stock Option Act. By participating in the Plan, I acknowledge that I received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable and required to comply with the Stock Option Act, I understand the terms set forth in the Employer Statement will apply to my participation in the Plan.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Language Consent. By completing the enrollment process and submitting the Subscription Agreement, I confirm that I have read and understood the documents relating to the rights to purchase shares of Common Stock (the Plan, the Subscription Agreement, Appendix A to the Subscription Agreement and this Appendix B) which were provided to me in the English language. I accept the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En complétant et renvoyant le présent Contrat de Souscription, je confirme avoir lu et compris les documents relatifs aux droits d’acquisition d’Actions Ordinaires qui m’ont été remis en langue anglaise (le Plan, le Contrat de Souscription, Annexe A du Contrat de Souscription, Annexe B).  J’accepte les conditions afférentes à ces documents en connaissance de cause.
Payroll Deductions. Section 2 of the Subscription Agreement has been translated into French in order to expressly authorize the payroll deductions under the Plan.
La Section 2 du Contrat de Souscription a été traduite ci-dessous en français afin que vous puissiez autoriser de manière expresse les prélèvements sur votre Rémunération dans le cadre du Plan d’Achat d’Actions.

•
I hereby authorize the percentage of my Compensation (from 0 to 15%) indicated on the Company’s online enrollment tool to be deducted during each pay period during the Offering Period in accordance with the Plan. Such deductions are to continue for succeeding Offering Periods until I give written instructions for a change in or termination of such deductions.

•
Par la présente, j’autorise que soit prélevé le pourcentage de ma Rémunération (de 0% à 15%) indiqué sur l'outil en ligne d'inscription de la Société de chaque salaire versé au cours de la Période d’Offre conformément au Plan d’Achat d’Actions. De tels prélèvements se poursuivront pour les Périodes d’Offre suivantes jusqu'à ce que je donne des instructions écrites afin de changer ou de cesser de tels prélèvements.
GERMANY
Terms and Conditions
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment is received. Effective from September 2013, the report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. I understand I am responsible for complying with applicable reporting requirements.
GREECE
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Contributions to the Plan. Notwithstanding anything to the contrary in the Subscription Agreement, due to legal restrictions in Hong Kong, I understand I may be required to make contributions to the Plan via check, wire transfer or bank debit (rather than through payroll deductions). I am solely responsible for ensuring remittance of such contributions to the Company in accordance with the policies and procedures established by the Company and/or the Employer to facilitate my participation in the Plan.
Nature of Plan.  I understand the Plan is a voluntary plan, and I acknowledge any contributions I elect to make under the Plan are made by me on an entirely voluntary basis. I understand I may withdraw freely from participation in the Plan and receive a full refund of all voluntary contributions I have made under the Plan that have not been applied towards the purchase of shares of Common Stock.

Notifications
Securities Law Notification. WARNING: The contents of the Plan, the Subscription Agreement, Appendix A and this Appendix B have not been reviewed by any regulatory authority in Hong Kong. I am advised to exercise caution in relation to the options granted under the Plan. If I am in any doubt about any of the contents of the Plan, the Subscription Agreement, Appendix A or this Appendix B, I should obtain independent professional advice.

The options granted under the Plan and any shares of Common Stock issued upon exercise of such options have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.
The Subscription Agreement, Appendix A and this Appendix B and the information contained herein may not be used other than by me and may not be reproduced in any form or transferred to any person in Hong Kong. This option grant under the Plan is not an offer for sale to the public in Hong Kong and it is not the intention of the Company that the option grant or the shares of Common Stock be offered for sale to the public in Hong Kong.
HUNGARY
Terms and Conditions
Authorization for Plan Participation. By electing to participate in the Plan, I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool to be deducted from each paycheck during the Offering Period in accordance with the Plan. I acknowledge that my election to participate in the Plan is voluntary and that I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions that I have made under the Plan that have not been applied towards the purchase of shares of Common Stock. As further evidence of such authorization, I agree to provide a Plan participation consent form to my Employer, or any other agreements or consents as may be required by my Employer, or by the Company, in the future.
INDIA
Notifications
Exchange Control Information. Indian residents must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan and any cash dividends to India and convert the proceeds into local currency within a reasonable time after receipt (i.e., 90 days from the sale of shares of Common Stock and 180 days from receipt of dividends). Upon repatriation, I understand I will receive a foreign inward remittance certificate (“FIRC”) from the bank where I deposit the foreign currency and I should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. I understand it is my responsibility to comply with applicable exchange control laws in India.
INDONESIA
Notifications
Exchange Control Information. If I remit proceeds from the sale of shares of Common Stock into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US

$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to me by the bank through which the transaction is made.
IRELAND
There are no country-specific provisions.
ISRAEL
Terms and Conditions
The following provisions apply to Participants who are in Israel on the Enrollment Date.
Grant Subject to Terms and Conditions of Israel Sub-Plan. By enrolling in the Plan, I acknowledge that the options granted and the exercise of options are subject to, and in accordance with, the terms of the Plan and its Israeli subplan (the “Israeli Sub-Plan”). As such, the shares of Common Stock issued to me under the Plan are intended to qualify for specific tax treatment in Israel under Section 102 (together with its subsections and any similar successor provisions, “Section 102”) of the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended ( the “ITO”). Certain events may affect the status of the options as qualified under Section 102 and the options may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the options under the Plan.

The options, the shares of Common Stock and any rights issued pursuant to the options and shares of Common Stock (other than cash dividends) shall be controlled by ESOP Management and Trust Services Ltd. or another trustee selected by the Company (the “Trustee”) for my benefit for at least such period of time as required by Section 102 or by the Israeli Tax Authority (the “Holding Period”).

By enrolling in the Plan and accepting the options offered under the Plan, I agree to be bound by Section 102, the terms of the Plan, the Israeli Sub-Plan, this Subscription Agreement, the trust and services agreement (the “Trust Agreement”) with the Trustee, and, upon request of the Company or the Employer, I further agree to provide written consent to the terms of any tax ruling or agreement obtained by the Company or the Employer with regard to the Plan and the Israel Sub-Plan (“Tax Ruling”).

I acknowledge that until further election by the Company, the options granted under the Plan and any shares of Common Stock received upon exercise of the options are intended to qualify for the tax treatment available in Israel pursuant to the provisions of the “capital gain trustee track” under Section 102, including the provisions of the Income Tax Rules (Tax Benefits in Shares Issuance to Employees), 2003 and any Tax Ruling.

I further acknowledge the options granted under the Plan are subject to the trust (“Trust”) established by the Trust Agreement with the Trustee. To receive the tax treatment provided for in Sections 102(b)(2) and 102(b)(3) of the ITO or successor statute, the options will be “deposited” (as defined by the ITO) with the Trustee on my behalf during the Holding Period, which, until further election by the Company, shall be twenty-four (24) months from the Exercise Date, or any other period determined under the ITO as now in effect or as hereafter amended or by the Israeli Income Tax Authority. Subject to the expiration of the Holding Period and any further period included herein, I agree that shares of Common Stock acquired upon exercise of the options will be under the supervision of the Trustee until the earlier of (a) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that I have paid all applicable Tax-Related Items due pursuant to the ITO and Section 102, or (b) the Trustee withholds any applicable Tax-Related Items due pursuant to the ITO and Section 102. Notwithstanding the foregoing, in the event I shall elect to release any shares of Common Stock acquired upon exercise of the options prior to the conclusion of the Holding Period, the tax consequences under Section 102 shall apply to and shall be borne solely by me.

The Company may in its sole discretion replace the Trustee from time to time and instruct the transfer of all options and shares of Common Stock held or administered by such Trustee at such time to its successor and the provisions of this Subscription Agreement shall apply to the new Trustee.
The following provisions apply to Participants who permanently transfer to Israel after the Enrollment Date.
Mandatory Sale Restriction. To facilitate compliance with local tax requirements, I agree to the sale of any shares of Common Stock to be issued to me upon purchase. The sale will occur (i) immediately upon purchase, (ii) following my termination of employment, or (iii) within any other time frame as the Company determines to be necessary to comply with local tax requirements. I further agree the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on my behalf pursuant to this authorization) and I expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. I acknowledge the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay me the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.
I further agree any shares of Common Stock to be issued to me shall be deposited directly into an account with the Company’s designated broker. The deposited shares of Common Stock shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all shares of Common Stock issued to me under the Plan, whether or not I continue to be employed by the Company or any parent, Subsidiary or Affiliate.
ITALY
Terms and Conditions

Data Privacy. The following provision supplements Section 5 of Appendix A to the Subscription Agreement:
I understand the Company may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options under the Plan or other entitlement to shares of Common Stock granted, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.
I also understand that providing the Company with Data is necessary for the performance of the Plan and that my refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect my ability to participate in the Plan. The Controller of personal data processing is Autodesk, Inc., with registered offices at 111 McInnis Parkway, San Rafael, CA 94903, USA, and, pursuant to Legislative Decree no. 196/2003, its representative is the Employer in Italy.
I understand that my Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. I further understand that the Company and any Parent or Subsidiary will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of my participation in the Plan, and that the Company and any Parent or Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom I may elect to deposit any shares of Common Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing my participation in the Plan. I understand that these recipients may be located in the European Economic Area, or elsewhere, such as the US. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
I understand that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. I understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, correct or terminate, for legitimate reason, the Data processing. Furthermore, I am aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting my local human resources representative.
Plan Document Acknowledgement. In participating in the Plan, I acknowledge I have received a copy of the Plan and the Subscription Agreement and have reviewed the Plan and the Subscription Agreement, including Appendix A and this Appendix B, in their entirety and fully understand and accept all provisions of the Plan and the Subscription Agreement, including Appendix A and this Appendix B. I further acknowledge that I have read and specifically and expressly approve the Sections of the Appendix A to the Subscription Agreement addressing (i) Tax Obligations (Section 3 of Appendix A), (ii) the Nature of the Grant (Section 4 of Appendix A), (iii) Governing Law and Venue (Section 7 of the Subscription Agreement), (iv) Imposition of Other Requirements (Section 11 of the Appendix A), and (vi) the Data Privacy Acknowledgement, set forth above in this Appendix B.
JAPAN
There are no country-specific terms.
KOREA
Notifications
Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Common Stock in a single transaction to repatriate the proceeds to Korea within three years of the sale.
MALAYSIA
Terms and Conditions

I hereby explicitly, voluntarily and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Subscription Agreement and any other Plan grant materials by and among, as applicable, the Employer, the Company and any other parent, Subsidiary or Affiliate or any third parties authorized by the same in assisting in the implementation, administration and management of my participation in the Plan.

Saya dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi saya seperti yang dinyatakan dalam Perjanjian Langganan dan apa-apa bahan geran Pelan oleh dan di antara Majikan, Syarikat dan mana-mana Syarikat Induk, Anak Syarikat atau Syarikat Sekutu kami atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan saya dalam Pelan.

I may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, the fact and conditions of my participation in the Plan, details of all options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Sebelum ini, saya mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang saya, termasuk, tetapi tidak terhad kepada, nama saya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan saya dalam Pelan, butir-butir semua opsyen atau apa-apa hak lain untuk Saham Biasa yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah saya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.

I also authorize any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any shares acquired upon exercise of the options are deposited (the “Designated Broker”).

Saya juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham yang lain sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengansyer-syer yang diperolehi melalui pelaksanaan opsyen (“Broker yang Ditetapkan”).

I acknowledge that these recipients may be located in my country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to my country, which may not give the same level of protection to Data.  I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources representative. I authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing my participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing my local human resources representative, whose contact details are hrgc.apac@autodesk.com.

Saya mengakui bahawa penerima-penerima ini mungkin berada di negara saya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara saya, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Saya faham bahawa saya boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan saya. Saya memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam Pelan. Saya faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan saya dalam ESPP. Saya faham bahawa saya boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatan saya, di mana butir-butir hubungannya adalah hrgc.apac@autodesk.com.

  Further, I understand that I am providing the consents herein on a purely voluntary basis.  If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant future options or other equity awards to me or administer or maintain such awards.  Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

 Selanjutnya, saya memahami bahawa saya memberikan persetujuan di sini secara sukarela. Jika saya tidak bersetuju, atau jika saya kemudian membatalkan persetujuan saya, status pekerjaan atau perkhidmatan dan kerjaya saya dengan Majikan tidak akan terjejas; satunya akibat buruk jika saya tidak bersetuju atau menarik balik persetujuan saya adalah bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada saya atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, saya faham bahawa keengganan atau penarikan balik persetujuan saya boleh menjejaskan keupayaan saya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan saya untuk memberikan keizinan atau penarikan balik keizinan, saya fahami bahawa saya boleh menghubungi wakil sumber manusia tempatan saya.

Notifications

Director Notification Obligation. I acknowledge that if I am a director of a Malaysian Subsidiary, I am subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when I receive or dispose of an interest (e.g., options or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO
Terms and Conditions
Authorization for Payroll Deductions. In connection with my election in the Subscription Agreement to participate in the Plan, I hereby request and authorize my employer, Autodesk de Mexico S.A. de C.V. (“Autodesk-Mexico”), to withhold during each pay period the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool during the Offering Period in accordance with the Plan. This withholding will continue until I inform the Company to stop such payroll withholding.
I hereby further request that the accumulated payroll deductions to which the preceding paragraph refers shall be delivered by Autodesk-Mexico to the Company and shall be used by the Company or its designated Plan broker to purchase shares of Common Stock in accordance with the terms and conditions of the Plan and the Subscription Agreement.
I acknowledge and agree the participation of Autodesk-Mexico in the Plan is limited to acting as an intermediary in delivering to the Company the amounts withheld from my paycheck each pay period and that the benefits under the Plan are not fringe benefits provided by Autodesk-Mexico. Autodesk-Mexico will make no additional salary payment or other compensation to me as a result of the Plan. I further acknowledge that the withholding I have requested is not a loss of salary and that I have received in full my entire salary for each pay period during my participation in the Plan.
No Entitlement or Claims for Compensation. This provision supplements Section 4 of Appendix A to the Subscription Agreement:
By accepting the options, I understand and agree that: (i) the right to purchase shares of Common Stock in the Plan is not related to the salary (except to the extent I choose to contribute amounts from my Compensation to the Plan) and other contractual benefits granted to me by Autodesk-Mexico; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of my employment; and (iii) any benefit derived under the Plan is not a fringe benefit.
Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 111 McInnis Parkway, San Rafael, CA 94903 USA., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between myself and the Company since I am participating in the Plan on a wholly commercial basis and my sole employer is Autodesk-Mexico, nor does it establish any rights between myself and Autodesk-Mexico.
Plan Document Acknowledgment. By accepting the terms of the Subscription Agreement, I acknowledge I have received a copy of the Plan, have reviewed the Plan and the Subscription

Agreement in their entirety and fully understand and accept all provisions of the Plan and the Subscription Agreement.
In addition, by accepting the terms of the Subscription Agreement, I further acknowledge I have read and specifically and expressly approve the terms and conditions in Section 4 of Appendix A to the Subscription Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its parents, Subsidiaries and Affiliates are not responsible for any decrease in the value of the shares of Common Stock that I may acquire under the Plan.
Finally, I hereby declare that I do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of my termination of employment and withdrawal from the Plan and therefore I grant a full and broad release to Autodesk-Mexico, the Company and any other Parent, Subsidiary or Affiliate with respect to any claim that may arise under the Plan in this respect.
Spanish Translation
Autorización para Deducciones al Salario: En relación con mi elección en el Convenio de Subscripción para participar en el Plan, en este acto solicito y autorizo a mi patrón Autodesk de México S.A. de C.V. (“Patrón”) para que descuente de mi salario, en cada periodo de pago, el porcentaje de mi Compensación (de 0% a 15%) indicado en el sitio de registro por  internet de la empresa durante el periodo de oferta especificado en el Plan. Esta deducción continuará hasta que se le informe a la Empresa que cese dicha deducción.

De la misma manera, solicito que la cantidad de las deducciones acumuladas a que se refiere el párrafo anterior, serán entregadas por mi Patrón a la Compañía para que sea utilizado por la Compañía o al corredor del Plan designado para la adquisición de acciones de las Acciones Ordinarias de conformidad con los términos y condiciones establecidos en el Plan y el Convenio de Subscripción.
Reconozco y acepto que la participación del Patrón en el Plan está limitada a fungir como intermediario en la entrega a la Compañía, de las cantidades que serán descontadas de mi salario en cada periodo de pago y que los beneficios recibidos bajo el Plan no son prestaciones adicionales no obligatorias otorgadas por el Patrón. Mi Patrón no me hará ningún pago adicional por concepto de salario ni cualquier otra compensación con motivo del Plan. Adicionalmente reconozco que el descuento a mi salario que he autorizado no deberá interpretarse como una reducción a mi salario, sino que he recibido el pago integro, total y completo de mi salario por cada periodo de pago durante mi participación en el Plan.
Renuncia de derecho o demandas para Compensación. Esta disposición complementa la Sección 4 del Apéndice A del Convenio de Subscripción:
Al aceptar las opciones, los derechos de compra de acciones, estoy de acuerdo que: (i) el derecho de comprar acciones en el Plan no está relacionado con el salario (excepto en el entendido que decida contribuir cantidades de mi Compensación al Plan) y cualquier otra prestación contractual otorgada por Autodesk – México; (ii) cualquier modificación del Plan o su terminación no constituye un cambio o perjuicio de los términos y condiciones de mi relación de trabajo; y (iii) cualquier beneficio derivado del Plan no es una prestación contractual adicional.
Declaración Política. La invitación por parte de la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificarlo y discontinuarlo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 111 McInnis Parkway, San Rafael, CA 94903 EUA, es la única responsable por la administración del Plan y de la participación en el mismo y, la adquisición de acciones de la Acciones Ordinarias no implica de forma alguna, una relación de trabajo entre mi persona y la Compañía, en virtud de que mi participación en el Plan es completamente comercial y mi único y exclusivo patrón es mi Patrón, Autodesk-México, así como tampoco establece ningún derecho entre mi persona y mi Patrón.
Reconocimiento del Plan de Documento. Al aceptar los términos del Convenio de Subscripción, reconozco que he recibido copias del Plan, he revisado al igual la totalidad del Plan y Convenio de Subscripción y he entendido y aceptado todas las disposiciones contenidas en el Plan y en el Convenio de Subscripción.
Adicionalmente, al aceptar los términos del Convenio de Subscripción, reconozco que he leído y aprobado específica y expresamente los términos y condiciones contenidos en la sección 4 del Apéndice A del Convenio de Subscripción, apartado en el cual se encuentra claramente descrito y establecido lo siguiente: (i) participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por la Compañía de forma enteramente discrecional; (iii) participación en el Plan es voluntaria; y (iv) la Compañía, así como sus compañías subsidiarias y afiliadas no son responsables por cualquier detrimento en el valor de las acciones de las Acciones Comunes que pudiera adquirir mediante el ejercicio de mi derecho de compra establecido en el Plan.
Finalmente, por medio de la presente declaro que no me reservo ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la terminación de relación laboral y de la terminación de la participación en el Plan y en consecuencia, otorgo el más amplio finiquito a mi Patrón (Autodesk-México), así como a la Compañía y a sus compañías Subsidiarias o Afiliadas con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NETHERLANDS
Labor Law Acknowledgment. By enrolling in the Plan , I acknowledge that the option rights and shares of Common Stock purchased under the Plan are intended as an incentive for me to remain employed with the Company or Employer and are not intended as remuneration for labor performed.

Securities Law Notification

NEW ZEALAND
Notifications
Securities Law Information. In compliance with New Zealand securities laws, I am hereby notified that the documents listed below are available for review on Autodesk, Inc.’s external and internal sites at the following web addresses listed: www.sec.gov and http://investors.autodesk.com/phoenix.zhtml?c=117861&p=irol-sec.

(i)	this Subscription Agreement, including Appendix A and this Appendix B, which sets forth the terms and conditions of the offer to purchase shares of Common Stock;

(ii)	a copy of the Company’s most recent annual report and most recent financial statements;

(iii)	a copy the Plan and its accompanying prospectus
I understand I am advised to carefully read the available materials before making a decision whether to participate in the Plan. When reading the materials, I should note that all references to the purchase price per share of Common Stock are listed in US dollars. Additionally, I am advised to contact my tax advisor for specific information concerning my personal tax situation with regard to Plan participation.
NORWAY
There are no country-specific provisions.
PHILIPPINES
Notifications
Securities Law Information. I understand I am permitted to dispose or sell shares of Common Stock acquired under the Plan provided the offer and resale of the shares of Common Stock takes place outside the Philippines through the facilities of a stock exchange on which the shares of Common Stock are listed. The shares of Common Stock are currently listed on the NASDAQ Global Select Market in the United States of America. I understand the Company recommends that I consult with my legal advisor if I have questions regarding the application of Philippines securities laws to the disposal or sale of shares of Common Stock acquired under the Plan.
POLAND

Terms and Conditions
Authorization for Plan Participation. By electing to participate in the Plan, I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool to be deducted from each paycheck during the Offering Period in accordance with the Plan. I acknowledge that my election to participate in the Plan is voluntary and that I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions that I have made under the Plan that have not been applied towards the purchase of shares of Common Stock. As further evidence of such authorization, I agree to provide a Plan participation consent form to my Employer, or any other agreements or consents as may be required by my Employer, or by the Company, in the future.
Notifications
Exchange Control Information. Any transfer of funds in excess of €15,000 into or out of Poland must be effected through a bank account in Poland. I understand that I should store all documents connected with any foreign exchange transactions for a period of five years.
PORTUGAL
Terms and Conditions
Language Consent. I hereby expressly declare that I have full knowledge of the English language and have read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Subscription Agreement.

Conhecimento da Língua.  Pelo presente declaro expressamente que tenho pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo de Subscrição.
Notifications
Exchange Control Information. If I hold shares of Common Stock purchased under the Plan, I understand the acquisition of the shares of Common Stock should be reported to the Banco de Portugal for statistical purposes. If the shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on my behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, I am responsible for submitting the report to the Banco de Portugal.
QATAR
There are no country-specific provisions.

ROMANIA
Notifications
Exchange Control Information. If I deposit the proceeds from the sale of shares of Common Stock acquired under the Plan in a bank account in Romania, I may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. I understand that I should consult with my personal legal advisor to determine whether I will be required to submit such documentation to the Romanian bank.
SINGAPORE
Terms and Conditions
Form of Contributions.  Notwithstanding Sections 2 and 3 of the Subscription Agreement, due to restrictions on payroll deductions under Singapore law, I acknowledge and agree that I may be required to participate in the Plan by means other than payroll deductions (e.g., bank wire or check) if the Company, in its discretion, determines that collection of payroll deductions is not permissible or administratively feasible under Singapore law.
In this regard and upon notice by the Company or the Employer, I understand and agree that no payroll deductions will be made from my paychecks and that I will be required to make Contributions for the purchase of shares of Common Stock under the Plan by the means set forth in such notice.  I further understand and agree that no shares of Common Stock will be purchased on my behalf under the Plan if I fail to submit my Contributions in the manner required by such notice.
Notifications
Securities Law Information. The grant of options under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the options granted under the Plan are subject to section 257 of the SFA and I understand I am not permitted to sell, or offer to sell, any shares of Common Stock in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Chief Executive Officer and Director Notification Obligation. The Chief Executive Officer (“CEO”), directors, associate directors or shadow directors of a Singapore parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., options granted under the Plan or shares of Common Stock) in the Company or any parent, Subsidiary or Affiliate, (ii) any change in previously-disclosed interests (e.g., upon exercise of options granted under the Plan), of (iii) becoming a CEO, director, associate director or shadow director of a parent, Subsidiary or Affiliate in Singapore, if the individual holds such an interest at that time.

SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 4 of Appendix A to the Subscription Agreement:
By accepting the options, I consent to participation in the Plan and acknowledge I have received a copy of the Plan. I understand that the Company has unilaterally, gratuitously, and discretionarily decided to offer the Plan to individuals who may be employees of the Company or of its parents, Subsidiaries or Affiliates throughout the world. The decision is a temporary decision that is entered into upon the express assumption and condition that any grant of options will not economically or otherwise bind the Company or any of its parents, Subsidiaries or Affiliates presently or in the future, other than as expressly set forth in the Subscription Agreement, including Appendix A to the Subscription Agreement. Consequently, I understand that any grant of options is made on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its parents, Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever. Further, I understand and freely accept the Company does not guarantee that any benefit whatsoever shall arise from the option, which is gratuitous and discretionary, since the future value of the shares of Common Stock is unknown and unpredictable. Finally, I understand the Company would not be making this grant of options but for the assumptions and conditions referred to above; thus, I expressly acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of options shall be null and void and the Plan shall not have any effect whatsoever.
Furthermore, I understand the option is a conditional right. Except as determined by the Committee or as provided in the Subscription Agreement and/or Appendix A, I shall forfeit any unvested options upon termination of employment. The terms of this provision apply even if I am considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”).
Notifications
Exchange Control Information. The acquisition of shares of Common Stock must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (“DGCI”). I understand I also must declare the ownership of any shares of Common Stock with the DGCI each January while the shares of Common Stock are owned, unless the amount of shares of Common Stock acquired or sold exceeds the applicable threshold (currently €1,502,530), or I hold 10% or more of the share capital of the Company or other such amount that would entitle me to join the Board, in which case the filing is due within one month after the sale.
When receiving foreign currency payments derived from the ownership of shares of Common Stock (i.e., dividends or sale proceeds) in excess of €50,000, I understand I must inform the financial institution receiving the payment of the basis upon which such payment is made. I will need to provide the following information: (i) my name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.
I understand I should consult with my personal advisor to determine any obligations in this respect.
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the option. The options described in the Subscription Agreement, Appendix A to the Subscription Agreement and this Appendix B have not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Information. The option to purchase shares of Common Stock is not intended to be publicly offered in or from Switzerland. Neither this document nor any other materials relating to the option constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations and neither this document nor any other materials relating to the option may be publicly distribute nor otherwise made publicly available in Switzerland.
TAIWAN
Terms and Conditions
Data Privacy Acknowledgement. I hereby acknowledge I have read and understood the terms regarding collection, processing and transfer of my Data contained in Section 5 of Appendix A to the Subscription Agreement and agree that, by enrolling in the Plan, I am agreeing to such terms. In this regard, upon request of the Company or the Employer, I agree to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) should the Company and/or the Employer deem such agreement or consent necessary under the data privacy laws, either now or in the future. I understand I will not be able to participate in the Plan if I fail to execute any such consent or agreement.
Notifications
Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including funds to purchase or proceeds from the sale of shares of Common Stock) into and out of Taiwan up to US$5 million per year without submission of supporting documentation. If the transaction amount is TWD$500,000 or more in a single transaction, Taiwanese residents are required to submit a foreign exchange transaction form and if the transaction amount is US$500,000 or more in a single transaction, such residents may be required to provide supporting documentation to the satisfaction of the remitting bank. I understand I am personally responsible for complying with exchange control restrictions in Taiwan.
THAILAND
Terms and Conditions
Authorization for Plan Participation. By electing to participate in the Plan, I hereby authorize the percentage of my Compensation (from 0% to 15%) indicated on the Company’s online enrollment tool to be deducted from each paycheck during the Offering Period in accordance with the Plan. I understand my election to participate in the Plan is voluntary and I may freely withdraw from participation in the Plan and thereby receive a full refund of all voluntary contributions I have made under the Plan that have not been applied towards the purchase of shares of Common Stock. As further evidence of such authorization, I agree to provide a Plan participation consent form to my Employer, or any other agreements or consents as may be required by my Employer, or by the Company, in the future.
Notifications

Exchange Control Notification. If I am a Thai resident, I understand I am required to immediately repatriate the proceeds from the sale of shares of Common Stock to Thailand and to convert such proceeds to Thai Baht within 360 days of repatriation. If the amount of the proceeds from the sale of my shares of Common Stock is US$50,000 or more, I further understand I must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If I fail to comply with these obligations, I may be subject to penalties assessed by the Bank of Thailand. I acknowledge I should consult my personal legal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. I am responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
Securities Law Information. I understand I am not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the NASDAQ Global Select Market, which is located outside Turkey, under the ticker symbol “ADSK” and the shares of Common Stock may be sold through this exchange.
Exchange Control Information. I understand I will likely be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan and may also need to engage a Turkish financial intermediary with respect to the acquisition of such shares of Common Stock, although this is less certain. I understand I am solely responsible for complying with the financial intermediary requirements and their application to participation in the Plan is uncertain and I should consult my personal legal advisor for further information regarding these requirements to ensure compliance.
UNITED ARAB EMIRATES
Securities Law Information. Participation in the Plan is being offered only to selected employees and is in the nature of providing equity incentives to employees of the Company or its Subsidiaries and Affiliates in the United Arab Emirates. The Plan and the Subscription Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If I do not understand the contents of the Plan or the Subscription Agreement (including Appendix A to the Subscription Agreement and this Appendix B), I understand I should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Subscription Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Tax Obligations. The following provision supplements Section 3 of Appendix A to the Subscription Agreement:
I agree the Employer and/or the Company may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right I may have to recover any overpayment from relevant U.K. tax authorities.
If payment or withholding of any income tax liability arising in connection with my participation in the Plan is not made by me to the Employer within ninety (90) days of the end of the U.K. tax year in which the event giving rise to such income tax liability occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), I understand and agree that the amount of any uncollected income tax will constitute a loan owed by me to the Employer, effective on the Due Date. I understand and agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by me, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan or Section 3 of Appendix A to the Subscription Agreement.
Notwithstanding the foregoing, I understand and agree that if I am a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), I will not be eligible for such a loan to cover the income tax liability. In the event that I am a director or executive officer and the income tax is not collected from or paid by me by the Due Date, I understand the amount of any uncollected income tax may constitute an additional benefit to me on which additional income tax and National Insurance Contributions may be payable. I understand and agree that I will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover from me by any of the means referred to in Section 3 of Appendix A to the Subscription Agreement.